EX-99.906CERT

                                  CERTIFICATION

Edmund H. Nicklin, Jr., Chief Executive Officer, and Terry A. Wettergreen, Chief Financial Officer of The Westport Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                          Chief Financial Officer
The Westport Funds                               The Westport Funds


/s/ Edmund H. Nicklin, Jr.                       /s/ Terry A. Wettergreen
-------------------------------                  -------------------------------
Edmund H. Nicklin, Jr.                           Terry A. Wettergreen
Date: September 10,  2007                        Date: September 10, 2007


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Westport Funds and will be retained by The Westport Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.